Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Diamond Multimedia Systems, Inc. on Form S-8 (File No. 33-98470 and File No. 333-11147) of our report dated January 29, 1999, on our audit of the consolidated financial statements of Diamond Multimedia Systems, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which reports are included in this Form 10-K.




/s/  PricewaterhouseCoopers L.L.P.
     PricewaterhouseCoopers L.L.P.
San Jose, California
March 31, 1999